EXHIBIT 99.1

RLI REPORTS FIRST QUARTER 2025 RESULTS

PEORIA, ILLINOIS, April 23, 2025 – RLI Corp. (NYSE: RLI) – RLI Corp. reported first quarter 2025 net earnings of $63.2 million ($0.68 per share), compared to $127.9 million ($1.39 per share) for the first quarter of 2024. Operating earnings(1) for the first quarter of 2025 were $84.9 million ($0.92 per share), compared to $87.4 million ($0.95 per share) for the same period in 2024.

On January 15, 2025, RLI executed a two-for-one stock split of common stock. All share and per share data in this release reflect the stock split.

	First Quarter
Earnings Per Diluted Share	2025	2024
Net earnings	$0.68	$1.39
Operating earnings (1)	$0.92	$0.95

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

●	Underwriting income(1) of $70.5 million on a combined ratio(1) of 82.3.
●	5% increase in gross premiums written and 12% increase in net investment income.
●	Favorable development in prior years’ loss reserves resulted in a $27.4 million net increase in underwriting income.
●	Book value per share of $17.48, an increase of 6% (inclusive of dividends) from year-end 2024.

“We are pleased to report continued premium growth and profitability in the first quarter of 2025,” said RLI Corp. President & CEO Craig Kliethermes. “Gross premiums written increased 5%, driven by continued momentum in our casualty segment. Strong margins in our property and surety segments contributed to an overall combined ratio of 82.3. Coupled with positive investment returns, this led to a 6% increase in book value since year-end 2024. Our performance highlights the strength and resilience of our diversified, niche specialty portfolio. I am proud of our team’s dedication to our customers and their focus on delivering results for our shareholders.”

Underwriting Income

RLI achieved $70.5 million of underwriting income in the first quarter of 2025 on an 82.3 combined ratio, compared to $77.7 million on a 78.5 combined ratio in 2024.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $27.4 million and $37.4 million net increase to underwriting income in 2025 and 2024, respectively.

The following table highlights underwriting income and combined ratios by segment for the first quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2025	2024		2025	2024
Casualty	$2.1	$13.7	Casualty	99.1	93.1
Property	56.9	57.7	Property	57.1	55.4
Surety	11.5	6.3	Surety	68.5	80.9
Total	$70.5	$77.7	Total	82.3	78.5

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income(2)

Net investment income for the quarter increased 12% to $36.7 million, compared to the same period in 2024. The investment portfolio’s total return was 1.3% for the quarter.

RLI’s comprehensive earnings were $93.2 million for the quarter ($1.01 per share), compared to $115.2 million ($1.25 per share) for the same quarter in 2024. In addition to net earnings, comprehensive earnings for 2025 included after-tax unrealized gains from the fixed income portfolio, due to declining interest rates.

Dividends Paid in First Quarter of 2025

On March 20, 2025, the company paid a regular quarterly dividend of $0.15 per share, an increase of 3.4% over the prior quarter. RLI’s cumulative dividends total more than $967 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2025 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

During the first quarter, the company’s A+ (Superior) financial strength rating was affirmed by AM Best Company for the company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

At 10 a.m. central daylight time (CDT) on April 24, 2025, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/513071564.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2024.

(2) All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2025.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 50 consecutive years and delivered underwriting profits for 29 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended
	March 31,
(Dollars in millions, except per share amounts)	2025	2024
Favorable development in casualty prior years' reserves	$5.1	$18.1
Favorable development in property prior years' reserves	$17.6	$18.9
Favorable development in surety prior years' reserves	$8.3	$5.4

Net incurred losses related to:
2025 catastrophe events	$(12.0)	$—
2024 and prior catastrophe events	$—	$(12.0)

	Operating Earnings Per Share
	Three Months Ended
	March 31,
	2025	2024
Operating Earnings Per Share(2)(3)	$0.92	$0.95

Specific items included in operating earnings per share:(1) (4)
Net favorable development in casualty prior years' reserves	$0.02	$0.13
Net favorable development in property prior years' reserves	$0.14	$0.15
Net favorable development in surety prior years' reserves	$0.07	$0.04

Net incurred losses related to:
2025 catastrophe events	$(0.09)	$—
2024 and prior catastrophe events	$—	$(0.09)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)	All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2025.
(4)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2025 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
SUMMARIZED INCOME STATEMENT DATA:	2025	2024	% Change
Net premiums earned	$398,345	$360,676	10.4%
Net investment income	36,726	32,847	11.8%
Net realized gains	14,912	5,994	148.8%
Net unrealized gains (losses) on equity securities	(42,318)	45,314	NM
Consolidated revenue	$407,665	$444,831	(8.4)%
Loss and settlement expenses	177,238	143,824	23.2%
Policy acquisition costs	123,687	110,454	12.0%
Insurance operating expenses	26,874	28,703	(6.4)%
Interest expense on debt	1,335	1,618	(17.5)%
General corporate expenses	2,948	5,010	(41.2)%
Total expenses	$332,082	$289,609	14.7%
Equity in earnings of unconsolidated investees	3,048	4,769	(36.1)%
Earnings before income taxes	$78,631	$159,991	(50.9)%
Income tax expense	15,417	32,091	(52.0)%
Net earnings	$63,214	$127,900	(50.6)%

Other comprehensive earnings (loss), net of tax	30,030	(12,671)	NM
Comprehensive earnings	$93,244	$115,229	(19.1)%

Operating earnings(1):
Net earnings	$63,214	$127,900	(50.6)%
Less:
Net realized gains	(14,912)	(5,994)	148.8%
Income tax on realized gains	3,132	1,259	148.8%
Net unrealized (gains) losses on equity securities	42,318	(45,314)	NM
Income tax on unrealized gains (losses) on equity securities	(8,888)	9,516	NM
Operating earnings	$84,864	$87,367	(2.9)%

Return on Equity:
Net earnings (trailing four quarters)	17.6%	24.2%
Comprehensive earnings (trailing four quarters)	19.8%	25.1%

Per Share Data(2):
Diluted:
Weighted average shares outstanding (in 000's)	92,528	92,326

Net earnings per share	$0.68	$1.39	(51.1)%
Less:
Net realized gains	(0.16)	(0.06)	166.7%
Income tax on realized gains	0.03	0.01	200.0%
Net unrealized (gains) losses on equity securities	0.46	(0.49)	NM
Income tax on unrealized gains (losses) on equity securities	(0.09)	0.10	NM
Operating earnings per share(1)	$0.92	$0.95	(3.2)%

Comprehensive earnings per share	$1.01	$1.25	(19.2)%

Cash dividends per share - ordinary	$0.15	$0.14	11.1%

Net cash flow provided by operations	$103,514	$70,946	45.9%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2025.

NM = Not Meaningful

RLI CORP

2025 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2025	2024	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,274,276	$3,175,796	3.1%
(amortized cost - $3,448,746 at 3/31/25)
(amortized cost - $3,391,159 at 12/31/24)
Equity securities, at fair value	725,946	736,191	(1.4)%
(cost - $447,799 at 3/31/25)
(cost - $417,897 at 12/31/24)
Short-term investments	116,601	74,915	55.6%
Other invested assets	60,357	57,939	4.2%
Cash and cash equivalents	27,058	39,790	(32.0)%
Total investments and cash	$4,204,238	$4,084,631	2.9%

Accrued investment income	27,932	28,319	(1.4)%
Premiums and reinsurance balances receivable	242,655	230,534	5.3%
Ceded unearned premiums	117,790	124,955	(5.7)%
Reinsurance balances recoverable on unpaid losses	752,829	755,425	(0.3)%
Deferred policy acquisition costs	169,628	166,214	2.1%
Property and equipment	42,328	43,172	(2.0)%
Investment in unconsolidated investees	56,684	56,477	0.4%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	10,043	7,793	28.9%
Other assets	51,465	77,720	(33.8)%
Total assets	$5,729,154	$5,628,802	1.8%

Unpaid losses and settlement expenses	$2,743,245	$2,693,470	1.8%
Unearned premiums	975,721	984,140	(0.9)%
Reinsurance balances payable	27,693	44,681	(38.0)%
Funds held	105,721	97,380	8.6%
Income taxes - current	24,735	749	NM
Short-term debt	100,000	100,000	—%
Accrued expenses	63,454	124,242	(48.9)%
Other liabilities	84,373	62,173	35.7%
Total liabilities	$4,124,942	$4,106,835	0.4%
Shareholders' equity	1,604,212	1,521,967	5.4%
Total liabilities & shareholders' equity	$5,729,154	$5,628,802	1.8%

OTHER DATA(1):
Common shares outstanding (in 000's)	91,773	91,738

Book value per share	$17.48	$16.59	5.4%
Closing stock price per share	$80.33	$82.42	(2.5)%

Statutory surplus	$1,787,065	$1,787,312	(0.0)%

(1)	All share and per share data reflect the 2-for-1 stock split that occurred on January 15, 2025.

NM = Not Meaningful

RLI CORP

2025 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2025

Gross premiums written	$278,454		$170,052		$42,600		$491,106
Net premiums written	235,607		121,736		39,748		397,091
Net premiums earned	229,048		132,544		36,753		398,345
Net loss & settlement expenses	145,835	63.7%	32,725	24.7%	(1,322)	(3.6)%	177,238	44.5%
Net operating expenses	81,142	35.4%	42,904	32.4%	26,515	72.1%	150,561	37.8%
Underwriting income (1)	$2,071	99.1%	$56,915	57.1%	$11,560	68.5%	$70,546	82.3%

2024

Gross premiums written	$245,329		$180,364		$42,982		$468,675
Net premiums written	205,628		133,171		38,834		377,633
Net premiums earned	198,276		129,411		32,989		360,676
Net loss & settlement expenses	109,472	55.2%	32,577	25.2%	1,775	5.4%	143,824	39.9%
Net operating expenses	75,130	37.9%	39,118	30.2%	24,909	75.5%	139,157	38.6%
Underwriting income (1)	$13,674	93.1%	$57,716	55.4%	$6,305	80.9%	$77,695	78.5%

(1)	See discussion above: Non-GAAP and Performance Measures.